                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement of National Equipment Services, Inc. on Post-Effective Amendment No. 1 to Form S-1 of our report dated February 3, 1998 except for Note 8, as to which the date is March 4, 1998, related to the financial statements of Cormier Equipment Corporation, which appears in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.

/s/ Albin, Randall & Bennett, CPAs

Lewiston, Maine

June 30, 1998